SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                         March 17, 1993












Tektronix, Inc.
an Oregon corporation
26600 SW Parkway
PO Box 1000, M/S 63-LAW
Wilsonville, Oregon  97070-1000                         Tektronix

Carl W. Neun
3530 Lakeview Boulevard
Lake Oswego, Oregon  97035                                   Neun

                      TABLE OF CONTENTS



                                                            Page

Index of Terms                                                ii

1.  Administration ..........................................  1

2.  Retirement Benefits .....................................  1

3.  Time and Manner of Payment ..............................  5

4.  Preretirement Death Benefit .............................  5

5.  Disability Benefit ......................................  5

6.  Preretirement Termination of Employment .................  6

7.  Absence of Funding ......................................  6

8.  General Provisions ......................................  6

9.  Effective Date ..........................................  7

                       INDEX OF TERMS


Term                               Section                   Page

Actuarial Equivalent               2.6(d)                      3
Affiliate                          2.2(a)                      2

Committee                          1                           1
Compensation                       2.5                         3

Effective Date                     9                           8

Final Average Compensation         2.5                         3

Notice                             8.4                         7

Pension Plan                       Preamble                    1

Retirement                         2.1                         1
Retirement Benefit                 2.3                         2
Retirement Equalization Plan       Preamble                    1
Retirement Plan Offsets            2.6                         3
Retirement Plans                   Preamble                    1

Split Dollar Offset                2.7                         4
Split Dollar Policy                2.7                         4

Termination of Employment          6.2                         6

Year of Service                    2.2                         1

         SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                         March 17, 1993



Tektronix, Inc.
an Oregon corporation
26600 SW Parkway
PO Box 1000, M/S 63-LAW
Wilsonville, Oregon  97070-1000                         Tektronix

Carl W. Neun
3530 Lakeview Boulevard
Lake Oswego, Oregon  97035                                   Neun


          Tektronix provides retirement benefits for its employees through the Tektronix Pension Plan (the Pension Plan). In addition, Tektronix provides supplemental benefits for officers through the Tektronix, Inc. Retirement Equalization Plan (the Retirement Equalization Plan) to make up for Pension Plan benefits lost because of limits imposed by law. Tektronix and Neun have entered into a Split Dollar Life Insurance Agreement dated as of June 23, 1994.

          Neun is Vice President and Chief Financial Officer of Tektronix. Tektronix wishes to supplement benefits provided for Neun under the Pension Plan and the Retirement Equalization Plan (collectively, the Retirement Plans; individually, a Retirement
Plan).

      1.  Administration

          This Agreement shall be administered by the Organization and Compensation Committee of the Board of Directors of Tektronix (the Committee). The Committee shall interpret the Agreement and shall make determinations about eligibility and benefits. During any period in which there shall be no such committee, the Board of Directors shall administer this Agreement.

      2.  Retirement Benefits

          2.1 Neun shall be entitled to retirement benefits under this Agreement upon Retirement. "Retirement" means a termination of employment after age 55 and 5 Years of Service.

          2.2 A "Year of Service" means a 12-month period in which an employee is continuously employed by Tektronix or an affiliate as follows:

               (a) Continuous employment shall not be interrupted by an authorized leave of absence, by disability under 5.1 or by transfers among Tektronix and its Affiliates, so long as continuity of service within the group is maintained.
"Affiliate" means a corporation that is a member of a controlled group with Tektronix as defined in Section 1563(a) of the Internal Revenue Code.

               (b) All whole or fractional Years of Service shall be counted. Fractional years shall be rounded to the nearest whole month and aggregated.

          2.3  Neun's RETIREMENT BENEFIT under this Agreement
(RB) shall be a monthly life annuity equal to Final Average Compensation (FAC) multiplied by a percentage equal to 35 percent plus twenty-sevenths multiplied by Years of Service (YS) in excess of five, but no more than 55 percent, minus the Retirement Plan Offsets (RPO) and the Split Dollar Offset (SDO) and divided by twelve as follows:

RB = (FACxlesser of {35%+[20/7x(YS in excess of 5)]} or 55%)-(RPO+SDO)
______________________________________________________________________
                                12

          2.4 The retirement benefit formula under 2.3 provides the following benefit at the ages and Years of Service shown:

               (a)          (b)                (c)
             Minimum     Completed       Percent of Pay
               Age     Years of Service  Before Offsets

               51             1                0%
               52             2                0%
               53             3                0%
               54             4                0%
               55             5            35.00%
               56             6            37.86%
               57             7            40.71%
               58             8            43.57%
               59             9            46.43%
               60            10            49.29%
               61            11            52.14%
           62 & After    12 or more        55.00%

To receive each increment in column (c), Neun must both attain the age indicated in column (a) and complete the Years of Service indicated in column (b). Attainment of a higher age before completion of a lesser number of Years of Service shall not provide him with any greater amount in column (c) than the amount indicated for such Years of Service.

          2.5 "Final Average Compensation" (FAC) means Neun's average Compensation during the five consecutive years immediately preceding termination of Neun's employment. "Compensation" means Neun's base salary, payments under the Results Share or any successor program, and payments under the Annual Performance Improvement Plan or any successor program.
The Company's Board of Directors shall have discretion to include additional items of cash compensation. In determining FAC the following shall apply:

               (a) Years separated by a period for which Neun is not credited with Service shall be treated as consecutive.

               (b) A year for this purpose shall be the 12 calendar months ending before the Retirement date.

               (c) During periods of reduced compensation because of such things as leave of absence or disability under 5.1, compensation shall be credited at the rate being paid at the start of the period.

          2.6  "Retirement Plan Offsets" (RPO) means the sum of
Neun's benefits under the Retirement Plans, in the form of an annual annuity for life, determined as follows:

               (a) The RPO shall be calculated at the time Neun starts to receive benefits under this Agreement.

               (b) If Neun has not started to receive benefits under a Retirement Plan, Neun's benefits under such Retirement Plan shall be determined as though Neun had retired and started to receive benefits under such Retirement Plan on the date Neun starts to receive benefits under this Agreement.

               (c) If Neun has already started to receive benefits under a Retirement Plan, benefits under such Retirement
Plan shall be based on Neun's accrued benefit at the time benefits started under such Retirement Plan.

               (d) The annual life annuity to be offset shall be the combined Actuarial Equivalents of Neun's accrued benefits under the Pension Plan and the Retirement Equalization Plan. "Actuarial Equivalent" shall be determined on the basis of the procedures and actuarial assumptions of the Pension Plan.

               (e) If Neun's benefit under a Retirement Plan commences at the same time and in the same form as the retirement benefit under this Agreement, the offset shall be the amount of such benefit, without adjustment under (d).

          2.7 "Split Dollar Offset" means the amount accumulated or provided under the life insurance policy maintained under the Split Dollar Life Insurance Agreement dated June 23, 1994 between Neun and Tektronix (the "Split Dollar Policy"). The Split Dollar Offset shall be applied as follows:

               (a) If Neun dies before Retirement and a benefit is provided to the surviving spouse under Section 4, such benefit will be calculated without the Split Dollar Offset. The resulting annuity for the surviving spouse shall then be offset by an annuity amount that is equal in value to the proceeds payable to Neun's beneficiaries upon his death under the Split Dollar Policy, determined as follows:

                   (1) If the spouse receives a life annuity payment of such proceeds under rates for conversion to a life annuity provided in the Split Dollar Policy, the calculation of an equal value annuity shall be based on the Split Dollar Policy conversion rates.

                   (2) If (1) does not apply, the equal value annuity shall be an Actuarial Equivalent benefit based on the factors referenced in 2.6(d).

               (b) Upon Neun's Retirement, the Split Dollar
Offset shall be applied to the retirement benefit as provided below:

                   (1)  The offset shall be applied at the time
of Retirement, except as follows. The offset shall be deferred for the period in which Tektronix continues to make payments to Neun under Section 5 of Neun's Executive Severance Agreement with Tektronix dated September 22, 1993 as amended by Amendment No. 1 dated June 23, 1994 to that Agreement.

                   (2) The retirement benefit shall be offset by an annuity amount that is equal in value to the remaining cash surrender value of the Split Dollar Policy less the amount recoverable by Tektronix under the collateral assignment of such policy. If Neun has received any distribution, loan or other payment from the Split Dollar Policy prior to the date of the offset, the amount of such payment plus interest determined under the factors reference in 2.6(d) shall be included in the offsetting cash surrender value. If Neun fails to make any scheduled premium payment under the Split Dollar Policy, including any payment that would have been scheduled after the Policy is surrendered or lapses due to action or inaction of Neun, the offsetting cash surrender value shall be increased as though the payment had been made. An equal value annuity shall be determined as follows:

                        (i) If Neun receives a life annuity
payment from the Split Dollar Policy commencing at the time of offset under rates for conversion to a life annuity provided in the Split Dollar Policy, the calculation of an equal value annuity shall be based on the Split Dollar conversion rates.

                        (ii) If (i) does not apply, the equal
value annuity shall be an Actuarial Equivalent benefit based on the factors referenced in 2.6(d).

               (c) If the amount of the Split Dollar Offset under
(a) or (b) exceeds the amount of the benefit that is subject to the offset, no benefit shall be paid pursuant to this Agreement and the amounts provided to Neun or his beneficiary under the Split Dollar Policy shall not be affected.

      3. Time and Manner of Payment

         3.1 Retirement benefits under this Agreement shall start as of the first day of the month after Retirement. If the Split Dollar Offset is delayed pursuant to 2.7(b)(1), the retirement benefit shall start at a level determined without the Split Dollar Offset and shall be reduced by the amount of such offset at the time payments to Neun cease under Section 5 of the Executive Severance Agreement.

         3.2 Neun may elect the form of retirement benefit as follows:

              (a) Regardless of the form, the value of the benefit shall be the Actuarial Equivalent of the retirement benefit described in 2.3.

              (b) The available forms of benefit shall be the following:

                  (1) A monthly annuity for Neun's life; or

                  (2) If Neun is married at the benefit starting date, a contingent annuity for Neun's life with fifty percent payments continuing to the surviving spouse after Neun's death.

      4. Preretirement Death Benefit

         4.1 A benefit shall be paid to the surviving spouse if Neun dies when the following conditions are met:

              (a) Neun is employed by Tektronix or an Affiliate and is eligible for Retirement.

              (b) Neun was legally married to the surviving spouse at death and was throughout the 12 months before death.

         4.2  The spouse's death benefit shall be as follows:

              (a) The amount shall be an annuity equal to the amount that would have been payable under this Agreement as the spouse's survivor annuity if Neun had commenced benefits under this Agreement in the form of a 50 percent joint and survivor annuity with his spouse the day before death and then died.

              (b) The benefit shall be a single life annuity for the life of the spouse starting with the month following the date of Neun's death.

      5.  Disability Benefit

          5.1 If disabled as defined in the Pension Plan, Neun shall be treated as employed and continue to accrue Years of Service under this Agreement so long as Benefit Service is accrued under the Pension Plan, subject to 5.2.

          5.2 If Neun, while disabled, retires or dies, benefits shall be determined under 2, or 4, above, as appropriate.

      6.  Preretirement Termination of Employment

          6.1 Subject to 5, Neun shall receive no benefit under this Agreement if a termination of his employment occurs before he meets the conditions for Retirement described in 2.1.

          6.2 "Termination of employment" means interruption of continuous service as defined in 2.2. If service is interrupted and Neun resumes service, all service before and after the interruption shall be aggregated.

      7.  Absence of Funding

          This Agreement and any benefits payable under it shall be unfunded and shall be payable only from the general assets of Tektronix. Neun and his spouse shall have no interest in any assets of Tektronix and shall have no rights greater than the rights of any unsecured general creditor of Tektronix.

      8.  General Provisions

          8.1 No interest of Neun or his spouse under this Agreement may be directly or indirectly assigned, transferred, seized by legal process or subjected to the claims of creditors in any way (an "Assignment"). Any attempted or purported Assignment of any such interest shall be void and ineffective.

          8.2 Nothing in this Agreement shall give Neun the right to continue employment. This Agreement shall not prevent discharge of Neun at any time for any reason.

          8.3 This Agreement shall be construed according to the laws of Oregon.

          8.4 Any notice under this Agreement shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postpaid as first-class mail. Mail shall be directed to the address shown on this Agreement or such other address as a party may specify by notice to the other party.

          8.5 Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Portland, Oregon in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof.

          8.6 Tektronix may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment. In that event, Tektronix may in its discretion direct that payments be made to one or more of the following:

               (a) To a parent or spouse or a child of legal age.

               (b)  To a legal guardian.

               (c) To one furnishing maintenance, support, or hospitalization.

      9.  Effective Date

          This Agreement shall be effective as of March 17, 1993.

      TEKTRONIX                     Tektronix, Inc.


                                    By  JEROME J. MEYER
                                      _________________
                                        Jerome J. Meyer

                                    Executed: November 3, 1995




      NEUN                               CARL W. NEUN
                                         ____________
                                         Carl W. Neun

                                    Executed: November 3, 1995